                                                          ----------------------
                                                          Stock Offering Expires
                                                                 12:00 noon
                                                          ________________, 1999
                                                          ----------------------
                                                               Stock Center

First Bancorp of Indiana, Inc.
(Holding Company for First Federal Savings Bank)

                               STOCK ORDER FORM
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NUMBER OF SHARES
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         Number of Shares          Purchase Price          Total Payment Due
     -------------------------                         -------------------------
                                   X    $10.00
     -------------------------                         -------------------------

The minimum number of shares that may be subscribed for is 25 and the maximum number for any person together with their associates or persons acting in concert in the Conversion is 22,000 shares. Management has the discretion to increase or decrease the purchase limit within regulations. ORDERS OF $25,000 OR MORE MUST BE PAID BY FIRST FEDERAL SAVINGS BANK ACCOUNT WITHDRAWALS, CERTIFIED FUNDS, CASHIER'S CHECK OR MONEY ORDER.
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METHOD OF PAYMENT
--------------------------------------------------------------------------------

[_] Enclosed is a check or money order made payable to FIRST FEDERAL SAVINGS
    BANK for $____________.Do not mail cash. Please take cash payment in person to First Federal Savings Bank.

[_] I authorize First Federal Savings Bank to withdraw the indicated amounts from the following First Federal Savings Bank accounts, and understand that the amounts will not otherwise be available for withdrawal.

         Account Number                 Amount
----------------------------------------------------------
                              $                                  (Call the Stock Center for IRA transactions.)
----------------------------------------------------------
                              $                                  There will be no penalty for early withdrawals of
----------------------------------------------------------       funds used to order stock.
                              $
----------------------------------------------------------
                              $
                             -----------------------------

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PURCHASER INFORMATION
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[_] Check here if you are a director, officer or employee of First Federal
    Savings Bank or a member of their immediate families.
[_] Check here if you were a depositor on June 30, 1997, December 31, 1998 , or
    March __, 1999 or had a loan from First Federal Savings Bank on March 16, 1998 that continued to be outstanding on March __, 1999. If you check this box, please enter all your account information for each of these dates on REVERSE SIDE: (If you need additional space, please attach a separate sheet.)
[_] I am not acting in concert with any other persons purchasing stock in the
    Conversion nor are any of my associates purchasing stock.
[_] I am acting in concert with the following purchasers and/or the following purchasers are my associates:_______________, _______________,
    _______________.

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STOCK REGISTRATION
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Please review the guidelines on the back of this form. Print the name(s) in which you want the stock registered and the mailing address for the registration. Names must appear exactly as on your account at First Federal Savings Bank if you are subscribing as an Eligible Account Holder, Supplemental Account Holder or Other Member.

SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.
----------------------------------------

Form of ownership: Please check one.
[_] Individual                [_] Tenants in common              [_] Uniform Transfers to Minors Act
[_] Joint Tenants             [_] Corporation or partnership     [_] Uniform Gifts to Minors Act
[_] Other ________________                                       [_] Fiduciary _______________________
           please specify                                                            adoption date

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
Name                                                   Evening Telephone
------------------------------------------------------------------------------------------------------------------
Name                                                   Daytime Telephone
------------------------------------------------------------------------------------------------------------------
Street Address                                         County of Residence
------------------------------------------------------------------------------------------------------------------
City                State          Zip                 Social Security or Tax I.D. No.
------------------------------------------------------------------------------------------------------------------

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NASD AFFILIATION
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Please read the NASD Affiliation section on the reverse side of this form: Check if applicable and initial where indicated with *.

[_] Check here if you are a member of the NASD or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. In accordance with the conditions for an exception from the interpretation, I agree (i) not to sell, transfer or hypothecate this stock for a period of 90 days following issuance and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment of the stock.

*_____________________(INITIAL)

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ACKNOWLEDGEMENTS
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To purchase stock in the Subscription Offering, this fully completed Stock Order
Form must be actually received by First Federal Savings Bank no later than 12:00 noon , Local Time on _______, 1999 unless extended, otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization and signed Certification, may be delivered to First Federal Savings Bank or may be mailed to the address indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights. The undersigned certifies that this stock order is for my account only and there is no agreement or understanding regarding the transfer of my subscription rights or any further sales or transfer of these shares.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of First Federal Savings Bank described in the accompanying Prospectus, receipt of which is hereby acknowledged at least 48 hours prior to delivery of this Stock Order Form to First Federal Savings Bank. If the minimum number shares cannot be sold, all orders will be canceled and funds received as payment will be returned promptly.

The undersigned agrees that after receipt by First Federal Savings Bank, this Stock Order Form may not be modified, withdrawn or canceled (unless the conversion is not completed by________, 1999) and if First Federal Savings Bank has been given authorization to withdraw a specified amount from deposit accounts at First Federal Savings Bank as payment for the shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE SAIF, THE FDIC OR THE FEDERAL GOVERNMENT.

Under penalty of perjury, I certify that the Social Security or Tax ID Number on this Stock Order Form is true, correct and complete and that I am not subject to back-up withholding.
--------------------------------------------------------------------------------
SIGN BELOW (YOU MUST ALSO READ AND SIGN THE CERTIFICATION ON THE REVERSE SIDE TO PURCHASE STOCK).
--------------------------------------------------------------------------------

Sign and date the form. When purchasing as
a custodian, corporate officer, etc., include
your full title. An additional signature is
required only when payment is by withdrawal
from an account that requires more than one
signature to withdraw funds. YOUR ORDER WILL
BE FILLED IN ACCORDANCE WITH THE PROVISIONS
OF THE PROSPECTUS. THIS ORDER IS NOT VALID
IF NOT SIGNED ON THE FRONT AND BACK.                   x
                                                       -----------------------------------------------------------------------
                                                       Authorized Signature          Title (if applicable)         Date
IF YOU NEED HELP COMPLETING THIS FORM, YOU
MAY CALL THE STOCK CENTER AT (812)_________.           x
                                                       -----------------------------------------------------------------------
                                                       Authorized Signature          Title (if applicable)         Date
                                                  -----------------------------------------------------------------------

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

     Name(s) on Accounts                  Account Number               Name(s) on Accounts                  Account Number
-------------------------------------------------------------     -------------------------------------------------------------
-------------------------------------------------------------     -------------------------------------------------------------
-------------------------------------------------------------     -------------------------------------------------------------
-------------------------------------------------------------     -------------------------------------------------------------
-------------------------------------------------------------     -------------------------------------------------------------
-------------------------------------------------------------     -------------------------------------------------------------

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                       GUIDELINES FOR REGISTERING STOCK
--------------------------------------------------------------------------------

       For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registrations which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your First Bancorp of Indiana, Inc. stock should be registered, see your legal advisor.

       To ensure correct registration, please follow the instructions for the ownership you select:

--------------------------------------------------------------------------------
GENERAL INSTRUCTIONS:         . Include the first name, middle initial, and last
                                name of each person listed. Avoid the use of an initial in place of the first name.
                              . Do not use titles such as ("Mr.," "Mrs.," "Dr.,"
                                etc.)
                              . Omit words that do not affect ownership rights
                                such as "special account" "personal property," etc.

--------------------------------------------------------------------------------
INDIVIDUAL:                   INSTRUCTIONS: Print the first name, middle
                              initial, and last name of the person in whose name the stock is to be registered. You may not list beneficiaries for this ownership.

--------------------------------------------------------------------------------
JOINT TENANTS:                Joint Tenancy with Right of Survivorship
                              identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                              INSTRUCTIONS: Print the first name, middle initial, and last name of each joint tenant. You may not list beneficiaries for this ownership.

--------------------------------------------------------------------------------
TENANTS IN COMMON:            Tenants in Common identifies two or more persons
                              as owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

                              INSTRUCTIONS: Print the first name, middle initial, and last name of each co-tenant. You may not list beneficiaries for this ownership.

--------------------------------------------------------------------------------
FIDUCIARIES:                  Generally, fiduciary relationships (such as
                              Conservatorship, Legal Trust, Guardianship, etc.)
                              are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                              INSTRUCTIONS: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as conservator, personal representative, etc.

                              On the second "NAME" line, print either the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.)

                              In the blank above "Adoption Date," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. EXAMPLE OF A FIDUCIARY
                              REGISTRATION: John D. Smith Trustee for Tom A. Smith Under Agreement Dated 6/6/74.

                              PLEASE NOTE THAT "TOTTEN TRUST" AND "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK. For example, stock cannot be registered as "John Doe Trustee for Jane Doe" or "John Doe Payable on Death to Jane Doe."

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UNIFORM GIFTS TO              For Indiana residents and residents of many
MINORS ACT/UNIFORM            states, stock may be held in the name of a
TRANSFERS TO MINORS:          custodian for the benefit of a minor under the
                              Uniform Transfers to Minors Act. For residents of some other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

                              INSTRUCTIONS: If you are a Indiana resident and wish to register stock in this ownership, check "Uniform to Minors Act." For other states, see your legal advisor if you are unsure about the correct registration of your stock.

                              On the first "NAME" line, print the first name, middle initial, and last name of the custodian with the abbreviation "CUST" after the name.

                              Print the first name, middle initial, and last name of the minor on the second "NAME" line.

                              Only one custodian and one minor may be
                              designated.

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NASD AFFILIATION:             Please refer to the NASD AFFILIATION statement on
                              the face of this form. If applicable, initial where indicated and check the box. The National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

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CERTIFICATION:                I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A
                              DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY
                              INSURED, AND IS NOT GUARANTEED BY FIRST BANCORP OR BY THE FEDERAL GOVERNMENT.

                              If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I/we should call the Office of Thrift Supervision Regional Director, Central Regional Office, at (312) 917-5000

                              I/We further certify that before purchasing the common stock, par value $0.01 per share, of First Bancorp of Indiana, Inc., I/we received a PROSPECTUS that contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, among others (1)____________; (2)____________;
                              (3)____________; (4)____________; (5)____________;
                              (6) ____________; (7)____________;
                              (8)____________; (9)____________;
                              (10)____________; (11)____________;
                              (12)____________;
                              See "Risk Factors" on pages __ through __ of the Prospectus.

                         SIGNATURE:________________________________   SIGNATURE:________________________________

                         PRINT NAME:_______________________________   PRINT NAME:________________________________